UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2015

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2015 annual meeting of stockholders of Idera Pharmaceuticals, Inc. (the “Company”) held on June 8, 2015 (the “Annual Meeting”), the Company’s stockholders approved an amendment (the “Stock Plan Amendment”) to the Company’s 2013 Stock Incentive Plan (the “2013 Plan”) to:

o	increase the number of shares of common stock authorized for issuance under the 2013 Plan by 5,000,000 shares, plus such additional number of shares (up to 1,226,438) as is equal to the number of shares of common stock subject to awards granted under the Company’s 2005 Stock Incentive Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right;

o	provide that no new award granted under the 2013 Plan may vest earlier than the first anniversary of its date of grant; provided, however, that this minimum vesting requirement will not apply to an aggregate of up to 5% of the maximum number of shares of the Company’s common stock authorized for issuance under the 2013 Plan; and

o	provide that no new award granted under the 2013 Plan may be amended to make such award immediately exercisable in full or in part, free from some or all of the restrictions or conditions applicable to the award, except upon the death or disability of the award holder or in connection with an acquisition of the Company or if required under any contractual obligation or policy of the Company in effect as of April 13, 2015.

The Stock Plan Amendment had previously been approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The following brief description of the 2013 Plan, as amended by the Stock Plan Amendment, is qualified in its entirety by reference to the complete text of the 2013 Plan, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2014 and is incorporated herein by reference, and the complete text of the Stock Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

After giving effect to the Stock Plan Amendment, the 2013 Plan allows for the issuance of up to 15,224,460 shares of the Company’s common stock plus such additional number of shares of common stock (up to 6,946,978) as is equal to the sum of the number of shares of common stock subject to awards granted under the Company’s 2005 Stock Incentive Plan or the Company’s 2008 Stock Incentive Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.

The 2013 Stock Incentive Plan allows for the issuance of incentive stock options intended to qualify under Section 422 of Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance awards. Employees, officers, directors, consultants and advisors of the Company and of its future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by the Board) are eligible to be granted awards under the 2013 Plan. However, incentive stock options may only be granted to employees of the Company, employees of the Company’s present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code. The Board has authorized the compensation committee to administer certain aspects of the 2013 Plan, including the granting of awards to directors and executive officers. In addition, as permitted by the terms of the 2013 Plan, the Board has delegated to the Company’s Chief Executive Officer the authority to grant equity awards to non-executive employees in accordance with guidelines established by the compensation committee of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted in the following manner with respect to the following proposals:

1. The following nominees were elected to the Board as Class II directors for terms expiring at the 2018 annual meeting of stockholders.

	For	Withheld	Broker Non- Votes
Mr. Julian C. Baker	70,204,562	181,647	32,374,430
Mr. James A. Geraghty	69,855,567	530,642	32,374,430

The terms of the following directors continued after the Annual Meeting:

Vincent J. Milano
Sudhir Agrawal, D. Phil.
Youssef El Zein
Mark Goldberg, M.D.
Kelvin M. Neu, M.D.
William S. Reardon
Eve E. Slater, M.D.

2. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	69,085,123
Against:	958,543
Abstain:	342,543
Broker Non-Votes:	32,374,430

3. The Stock Plan Amendment was approved.

For:	57,346,054
Against:	12,711,125
Abstain:	329,030
Broker Non-Votes:	32,374,430

4. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For:	102,280,170
Against:	392,675
Abstain:	87,794
Broker Non-Votes:	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: June 11, 2015	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended